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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

IKONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IKONICS CORPORATION
4832 Grand Avenue
Duluth, Minnesota 55807
(218) 628-2217

Dear Shareholder:

        You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 26, 2018.

        The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

        We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

Sincerely,

William C. Ulland President, Chief Executive Officer and Chairman of the Board

March 23, 2018

IKONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2018

        The 2018 Annual Meeting of Shareholders of IKONICS Corporation (the "Annual Meeting") will be held at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 26, 2018 for the following purposes:

  1.
  To elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

  2.
  To ratify the selection of RSM US LLP as IKONICS Corporation's independent registered public accounting firm for the year ending December 31, 2018.

  3.
  To vote on an advisory basis on the compensation of the named executive officers as disclosed in the accompanying Proxy Statement, or a "say-on-pay" vote.

  4.
  To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

        The Board of Directors has fixed March 5, 2018 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

        Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,
Jon Gerlach Secretary

Duluth, Minnesota
March 23, 2018

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is being solicited by the Board of Directors of IKONICS Corporation, a Minnesota corporation ("IKONICS" or the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on April 26, 2018 at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, and at any adjournments thereof. Only shareholders of record at the close of business on March 5, 2018 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by providing notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

        The address of the principal executive office of the Company is 4832 Grand Avenue, Duluth, Minnesota 55807 and the telephone number is (218) 628-2217. The mailing of this Proxy Statement and the form of proxy to shareholders will commence on or about March 23, 2018. This Proxy Statement is available on the Investor Relations page of our website at www.ikonics.com/investor-relations.php.

        The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies by telephone, regular or electronic mail, or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

        The common stock of the Company, par value $.10 per share (the "Common Stock"), is the only authorized and issued voting security of the Company. At the close of business on March 5, 2018, there were 1,983,553 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

        A plurality of the votes cast is required for election of the director nominees listed under "Election of Directors" in this Proxy Statement. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the selection of the Company's independent registered public accounting firm. If the advisory vote on the compensation of the named executive officers included in this Proxy Statement receives more votes "for" than "against," then it will be deemed to be approved.

        A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting and is in effect a negative vote with respect to the proposal relating to ratification of the Company's independent registered public accounting firm. Abstentions will have no effect on the advisory vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement. A shareholder (including a broker) who does not have or does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth, as of February 28, 2018, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, director nominee and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage of Outstanding Shares
Directors, Director Nominees and Executive Officers:
William C. Ulland	238,047	(2)	12.00%
Darrell B. Lee	5,711		*
Ernest M. Harper, Jr.	750		*
Lockwood Carlson	250		*
Marianne Bohren	100		*
Jeffrey D. Engbrecht	—		—
Gregory W. Jackson	—		—
Claude P. Piguet	21,675		1.09
Jon Gerlach	11,250		*
All directors and executive officers (10 persons, including those named above)	278,158		14.02%
Additional Beneficial Owners > 5%
Joseph R. Nerges	378,243	(3)	19.07%
H. Leigh Severance	180,079	(4)	9.08
Gerald W. Simonson	122,995	(5)	6.20

*
Less than one percent.

(1)
The address for each of the persons listed above is 4832 Grand Avenue, Duluth, Minnesota 55807, except for Mr. Nerges, whose address is 1726 Bundy Street, Scranton, Pennsylvania 18508, H. Leigh Severance whose address is 100 Filmore Street, Suite 300, Denver, CO 80206, and Gerald W. Simonson whose address is 7260 Commerce Circle East, Minneapolis, MN 55432.

(2)
Includes 2,000 shares held in a trust for the benefit of Mr. Ulland's nephews and for which Mr. Ulland acts as custodian. Mr. Ulland may be deemed to have voting and investment power over the shares held in the trust, but he disclaims beneficial ownership of such shares.

(3)
Based solely on information contained in filings made by Mr. Nerges with the Securities and Exchange Commission on or prior to February 28, 2018. Pursuant to Minnesota law, certain shares beneficially owned by Mr. Nerges that, when acquired, were in excess of 20% of the Company's common stock have no voting rights because his acquisition of those shares was not approved by a vote of the Company's shareholders.

(4)
Based solely on information contained in filings made by Mr. Severance with the Securities and Exchange Commission on or prior to February 28, 2018.

(5)
Based solely on information contained in filings made by Mr. Simonson with the Securities and Exchange Commission on or prior to February 28, 2018.

 ELECTION OF DIRECTORS

        The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at seven the number of directors to be elected to the Board at the 2018 Annual Meeting of Shareholders and has nominated the seven persons named below for election as directors, each to serve until the 2019 Annual Meeting of Shareholders. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the seven nominees named below. Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director until the 2019 Annual Meeting of Shareholders. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

        All director nominees, except for Mr. Ulland, meet the independence requirements of The Nasdaq Stock Market, the stock exchange on which the Company's shares trade.

        Following is certain information regarding the nominees for the office of director:

William C. Ulland, age 77

        Mr. Ulland is Chairman, President and Chief Executive Officer of the Company. He was named IKONICS' Chief Executive Officer in February of 2000 and President in December of 2000. He has been a member of the Company's Board of Directors since 1972 and has served as its Chairman since 1976. Mr. Ulland earned a degree in Geophysical Engineering from the Colorado School of Mines in 1963 and a Master of Science degree in Industrial Administration from Purdue University in 1965. Prior to becoming the Company's Chief Executive Officer, he was involved in mineral development and evaluation as Managing Partner of the American Shield Company and President of Geomines Inc.

Marianne Bohren, age 54

        Ms. Bohren was elected as a director of the Company in 2016. She is Executive Director of the Western Lake Superior Sanitary District, a regional utility which provides wastewater treatment and solid waste management for a 530-square mile area in Northeastern Minnesota. Ms. Bohren has been with WLSSD for over ten years, and was Director of Organizational Development and Business Service Manager before being appointed as Executive Director in 2008, making her responsible for the operational, environmental and financial performance of the organization. Prior to joining WLSSD, Ms. Bohren served for 17 years with Potlatch Paper Company in various positions of increasing responsibility, ultimately serving as Vice President of Marketing and Business Services. She received her M.B.A. and B.S. in Chemistry from the University of Minnesota Duluth.

Lockwood Carlson, age 74

        Dr. Carlson was elected as a director of the Company in 2009. Dr. Carlson is President of Carlson Consulting Group, a Minneapolis-based consulting firm that he founded in 2002 and that provides strategic development foresight to organizations with a concentration in technical products and services. Dr. Carlson held the James Renier Chair in Technological Leadership at the Center for the Development of Technological Leadership at the University of Minnesota, where he was on the faculty and taught in the Management of Technology program. Dr. Carlson received his Ph.D. in Physics in 1971 from the University of Wyoming and is retired from 3M Company where he served as Corporate Scientist. Dr. Carlson also serves on the Board of Directors of several private companies and non-profit organizations.

Jeffrey D. Engbrecht, age 45

        Mr. Engbrecht was elected as a director of the Company in 2016. Mr. Engbrecht has been the President & CEO of Clearwater Composites, LLC, a manufacturer of advanced composite products for the industrial and commercial markets located in Duluth, Minnesota, since 2011. He has over 20 years of experience in the advanced composites market, working in various technical and sales roles at Toray Carbon Fibers America, Inc., Celanese Corporation, and Cirrus Aircraft. Mr. Engbrecht received a B.E. in Composite Materials Engineering from Winona State University in 1995.

Ernest M. Harper Jr., age 63

        Mr. Harper was elected as a director of the Company in 2012. Mr. Harper was Chief Tax Officer for General Mills, Inc. from 1996 until July 2010, when he retired. He was responsible for the global income tax function, including tax compliance, planning, controversy and SEC financial reporting. Mr. Harper has extensive experience in structuring international business operations and joint ventures, domestic and cross border international acquisitions and divestitures and corporate governance. He held various positions in the tax counsel function for General Mills from 1989 until 1996. Prior to his employment at General Mills, Mr. Harper was a tax consultant in the Minneapolis office of Ernst & Young LLP. He received his J.D. and B.A. degrees from the University of Minnesota.

Darrell B. Lee, age 69

        Mr. Lee was elected as a director of the Company in 2012. Mr. Lee, a Certified Public Accountant, was Vice President, Chief Financial Officer, Treasurer and Secretary of MOCON, Inc., a publicly held manufacturer of precision test and measurement instruments located in Minneapolis, Minnesota until his retirement in October 2014. Prior to his retirement, Mr. Lee held this position for more than five years. Mr. Lee received his M.B.A. and B.S. degrees from Mankato State University and his Masters in Business Taxation from the University of Minnesota.

Gregory W. Jackson, age 58

        Mr. Jackson was elected as a director of the Company in 2017. Since January 2012, Mr. Jackson has served as Executive Vice President of Taylor Corporation, a privately-held diversified graphic communications provider with over 12,000 employees across the U.S. During a tenure of more than 27 years, Mr. Jackson has served as General Counsel, Secretary, Chief Administration Officer and Executive Vice President. He now leads the mergers and acquisitions function and has completed more than 140 acquisitions during his tenure. Mr. Jackson received his B.S in history and theology from Pillsbury College and his J.D. from the University of Minnesota Law School.

        Each nominee brings unique experience and skills to the Board of Directors. The Board of Directors believes the nominees as a group have the experience and skills in areas such as technology, manufacturing, finance and management that are necessary to effectively oversee the Company's operations and growth strategies. The following is a summary of the experience and skills that the Board of Directors believes makes each nominee a strong choice to serve as a director of the Company:

  •
  Mr. Ulland has been the Company's President and Chief Executive Officer for more than 10 years and has been a director of the Company for more than 35 years. The Board of Directors believes his knowledge of the Company and its business gained from this lengthy term of leadership position him well to formulate and execute our business plans and growth strategies.

  •
  Ms. Bohren's expertise in strategic planning and organizational management, along with her background managing sales and customer service in the complex and competitive distribution space, provides valuable perspective to the Company's management team and the Board.

  •
  Dr. Carlson has significant technological and leadership experience gained through his professional and academic background. He founded and serves as President of a consulting firm that provides strategic advice primarily to technology companies and teaches in the Management of Technology program at the University of Minnesota. He also previously worked at 3M Company, a diversified technology company in the Fortune 100. His technological and leadership skills are a valuable resource to the Board of Directors and the Company's management.

  •
  Mr. Engbrecht brings more than 20 years of technological and business experience in the advanced composites market, which makes him a valuable resource to the Company's management and to the Board of Directors.

  •
  Mr. Harper's significant international business experience and expertise in tax matters provide valuable perspective and insight to the Company's management and to the Board.

  •
  Mr. Lee's finance expertise and experience in public company reporting and governance matters gained through his service at MOCON provide important skills and perspective to the Board. His financial and accounting knowledge caused the Board of Directors to determine that Mr. Lee is an audit committee financial expert under applicable rules of the Securities and Exchange Commission.

  •
  Mr. Jackson has many years of business experience, including an extensive background in the mergers and acquisitions space, providing valuable insight to the Board and the Company's management team.

Committees of the Board of Directors and Meeting Attendance

        The Board of Directors met four times during fiscal 2017. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served during the periods for which they served as a director. The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The following is a description of the functions performed by each of the Committees:

Audit Committee

        The Company's Audit Committee presently consists of Messrs. Lee (Chairman), Carlson, Engbrecht, Harper, and Jackson and Ms. Bohren. All of the members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of the Nasdaq Stock Market and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board of Directors has determined that Mr. Lee is an "audit committee financial expert" as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board's duties relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company's financial reports. Among other things, the Audit Committee selects and appoints the Company's independent registered public accounting firm, meets with the independent registered public accounting firm and financial management to review the scope of the audit and the audit procedures, reviews annually the responsibilities of the Audit Committee and recommends to the Board of Directors any changes to these responsibilities. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on February 23, 2004. A copy of the Audit Committee Charter is included as Exhibit A to the Company's Proxy

Statement for its 2016 Annual Meeting of Shareholders. The Audit Committee met five times during fiscal 2017, once each quarter.

Compensation Committee

        The Company's Compensation Committee presently consists of Messrs. Harper (Chairman), Carlson, Engbrecht, Lee, Jackson and Ms. Bohren. All of the members of the Compensation Committee are "independent" as that term is defined in the applicable listing standards of the Nasdaq Stock Market. The Compensation Committee periodically reviews and acts upon a compensation package for the Chief Executive Officer and the Company's other executive officers, and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the IKONICS Corporation 1995 Stock Incentive Plan. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, adopted by the Company's Board of Directors on February 28, 2013. Pursuant to the Compensation Committee Charter, the Committee has authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors. A copy of the Compensation Committee Charter is included as Exhibit B to the Company's Proxy Statement for its 2016 Annual Meeting of Shareholders. The Compensation Committee met one time during fiscal 2017.

Nominating Committee

        The Company's Nominating Committee presently consists of Ms. Bohren (Chairman) and Messrs. Carlson, Engbrecht, Harper, Lee and Jackson. All of the members of the Nominating Committee are "independent" as that term is defined in the applicable listing standards of the Nasdaq Stock Market. The purposes of the Nominating Committee are to identify individuals qualified to become Board members and to approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship. The responsibilities of the Nominating Committee are set forth in the Nominating Committee Charter, which is included as Exhibit A to the Company's Proxy Statement for its 2017 Annual Meeting of Shareholders. The Nominating Committee met twice during fiscal 2017.

        The Nominating Committee has established a policy with regard to the consideration of any director candidates recommended by the Company's shareholders. The Nominating Committee will consider director candidates recommended by a Company shareholder provided that the shareholder sends the Company a written notice received by the Secretary of the Company that (i) states the name and address of the shareholder identifying the candidate as that information appears on the Company's books and records and the number of shares of the Company owned by the recommending shareholder and (ii) provides the following information about the candidate:

  1.
  name, age and business and residential addresses;

  2.
  principal occupation or employment;

  3.
  number of shares of the Company beneficially owned;

  4.
  statement of the person's citizenship; and

  5.
  any other information that must be disclosed about nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the candidate's written consent to be named as a nominee and to serve as a director if elected).

        The Company may require any proposed candidate to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of the proposed nominee to serve as a director. Provided a shareholder satisfies the requirements described above, the Nominating Committee will consider director candidates recommended by shareholders in the same manner that it considers all other director candidates. All director candidates must meet certain minimum qualifications established by the Nominating Committee from time to time, and the Nominating Committee will assess the experience, integrity, competence, diversity, skills and dedication to the Company of all director candidates. The Nominating Committee does not have an independent policy with regard to considering the diversity of the Company's directors. The Nominating Committee will consider a number of features when evaluating diversity, including age, gender, ethnicity and professional experiences. As indicated above, diversity is one factor in the total mix of information the Board of Directors considers when evaluating director candidates. Shareholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary of IKONICS Corporation, at 4832 Grand Avenue, Duluth, Minnesota 55807, stating the information described above and any other relevant details concerning the candidate's qualifications for consideration by the Nominating Committee.

Board Leadership Structure and Role in Risk Oversight

        Mr. Ulland has served in the combined roles of Chairman and Chief Executive Officer since 2000. Mr. Ulland's combined service as Chairman and Chief Executive Officer creates unified leadership for the Company. This leadership structure demonstrates to customers and shareholders that the Company is under strong leadership and minimizes the potential duplication of efforts among management and the directors. The Board of Directors does not have a lead independent director and does not believe that one is necessary in light of the Company's size and the lengthy experience the majority of the directors have working with Mr. Ulland. The Board of Directors believes its leadership structure allows the Company to operate most efficiently and is in the best interests of the Company and its shareholders.

        The Company's management is responsible for day-to-day risk management of the Company. Management reports to the Board of Directors on the material risks the Company faces when management determines that the Company's risk profile materially changes. The Board of Directors uses management's reports to evaluate the Company's exposure to risks in light of the Company's business plan and growth strategies. The Board of Directors primarily focuses on risks in the areas of operations, liquidity and regulatory changes and compliance, which the Board of Directors believes are the areas most likely to potentially impact the Company in a material way.

Director Compensation

        Each non-employee director of the Company receives a quarterly retainer of $2,000, plus meeting fees of $2,000 for each regular meeting of the Board of Directors, which totaled four in 2017. Fees are not paid for committee meetings. From time to time, the Company's non-employee directors have been awarded options to purchase the Company's Common Stock under the 1995 Stock Incentive Plan and Mr. Ulland has been awarded stock options under such plan in connection with his position as Chairman, President and Chief Executive Officer. No such grants of stock options have been made since 2003. The following table sets forth the total compensation paid to each director for fiscal 2017. Mr. Ulland did not receive separate compensation for his service as a director during fiscal 2017.

 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Marianne Bohren	$16,000	—	$16,000
Lockwood Carlson	$16,000	—	$16,000
Jeffrey Engbrecht	$16,000	—	$16,000
Ernest M. Harper Jr.	$12,000	—	$12,000
Gregory W. Jackson	$10,000	—	$10,000
Darrell B. Lee	$16,000	—	$16,000
David O. Harris(1)	$8,000	—	$8,000
Gerald W. Simonson(1)	$8,000	—	$8,000

(1)
Mssrs. Harris and Simonson did not stand for reelection at our 2017 Annual Meeting of Shareholders, and the fees paid to each of them were prorated to reflect their retirement from the Company's board.

Shareholder Communication with the Board of Directors and Director Attendance at Annual Meetings

        The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication to Chief Financial Officer, IKONICS Corporation, 4832 Grand Avenue, Duluth, Minnesota 55807, by U.S. mail. The communications will be collected by the Chief Financial Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.

        The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meetings of Shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders and expects to continue this informal policy. In 2017, all Company current directors, other than Mr. Harper, attended the Company's Annual Meeting of Shareholders. Mr. Jackson, then a director nominee, did not attend the 2017 Annual Meeting of Shareholders. Mr. Harris, who did not stand for reelection at the 2017 Annual Meeting, did not attend.

REPORT OF THE AUDIT COMMITTEE

        The role of the Company's Audit Committee, which is currently composed of six independent non-employee directors, is one of oversight of the Company's management and the Company's independent registered public accounting firm in regard to the Company's financial reporting and the Company's controls with respect to accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent registered public accounting firm.

        The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2017 with the Company's management; (ii) discussed with the Company's independent registered public accounting firm the matters required to be discussed by the applicable Public Company Accounting Oversight Board standard regarding communication with audit committees; (iii) received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence; and (iv) discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions with management and the Company's independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Darrell B. Lee, Chairman
Marianne Bohren
Lockwood Carlson
Jeffrey D. Engbrecht
Ernest M. Harper, Jr.
Gregory W. Jackson

Principal Accounting Firm Fees

        The following table shows the aggregate fees paid to RSM US LLP by the Company for the services it rendered during the fiscal years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees(1)	$123,500	$110,167
Tax Fees(2)	15,420	27,274

Total	$138,920	$137,441

(1)
Audit Fees consist of fees for professional services rendered for the audit of the Company's financial statements and review of financial statements included in the Company's quarterly reports.

(2)
Tax Fees in 2017 and 2016 consist of compliance fees for the preparation of tax returns and related consultations for federal, state and local tax queries and assistance with cost segregation services in 2016.

        The Audit Committee's current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis, all permitted non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.

EXECUTIVE OFFICERS

        Following is certain information regarding the current executive officers of the Company, other than William C. Ulland:

Claude P. Piguet, age 60

        Mr. Piguet was named Executive Vice President on December 19, 2000. Previously, he was the Company's Vice President of Operations beginning in May 1994. He was the Company's Director of Operations from January 1992 to May 1994. Mr. Piguet joined the Company in 1990 and holds a diploma of Engineer ETS/HTL from the Ecole D'Ingenieurs de l'Etat de Vaud in Switzerland.

Jon Gerlach, age 51

        Mr. Gerlach was named Chief Financial Officer, Vice President Finance and Secretary on August 5, 2003. Previously he served as the Finance Manager for Sappi Limited—Cloquet. Prior to working for Sappi, Mr. Gerlach served in various positions with Potlatch's Minnesota Pulp and Paper Division from 1994 to 2002. His most recent position at Potlatch was the Division Manager of Business Planning. Mr. Gerlach has also worked as a Financial Analyst with Maurices Incorporated and with Ernst & Young LLP in its audit department. Mr. Gerlach earned an M.B.A. from the University of Minnesota Duluth in 2001 and a B.S. in Accounting from St. John's University in 1989.

Kenneth Hegman, age 47

        Mr. Hegman joined the Company in February 1999, beginning his employment in sales. From January 2006 to January 2011, Mr. Hegman served as Division Manager of the Company's IKONICS Imaging, Digital Texturing and AMS businesses. From January 2011 to April 2013, Mr. Hegman served as National Sales Director, leading the Company's Domestic division. From April 2013 until March 2017, Mr. Hegman was Vice President of Sales: North America where he oversaw the Company's Domestic and IKONICS Imaging operations, before being promoted to his current position of Chief Operating Officer in March 2017, in which he now oversees the Company's International sales in addition to his previous duties. Prior to his tenure at IKONICS, Mr. Hegman served as Sales Manager for Bloomington, Minnesota-based Team Development Group, Inc.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth certain information regarding compensation for the fiscal years ended December 31, 2017 and December 31, 2016, provided to the Chief Executive Officer and the two other most highly compensated executive officers who received remuneration exceeding $100,000 during fiscal 2017 and 2016 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
William C. Ulland	2017	288,000	0	14,400	302,400
Chairman, President and Chief Executive Officer	2016	279,500	0	13,975	293,475
Claude P. Piguet	2017	167,700	0	8,385	176,085
Executive Vice President	2016	162,750	0	8,138	170,888
Jon Gerlach	2017	158,700	0	7,935	166,635
Chief Financial Officer and Vice President—Finance	2016	154,000	0	7,700	161,700

        The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts portrayed in the table above under "All Other Compensation" represent the Company's contribution to its salary deferral plan adopted under Section 401(k) of the Internal Revenue Code. The Company's executive officers are eligible to participate in a 401(k) defined contribution plan. In any plan year, the Company will contribute to each participant up to 5% of the participant's compensation into the 401(k) plan. Each of the Named Executive Officers participated in the 401(k) plan during fiscal 2017 and 2016 and received contributions.

        The Company maintains an annual bonus program pursuant to which executive officers are eligible to receive cash bonuses equal to a percentage of the year's bonus pool. Amounts shown in the

"Non-Equity Incentive Plan Compensation" column represent payments pursuant to the Company's bonus program for the applicable fiscal year. The fiscal 2017 and fiscal 2016 bonus pools were set at 10% of the amount by which net income before income taxes (as adjusted for unusual items of income or expense) ("EBT") for the applicable fiscal year exceeded the EBT target for that fiscal year. For fiscal year 2017 and 2016, losses in the amount of approximately $918,000 and $937,000, respectively, incurred by the Company's Advance Material Solutions Division were excluded from the bonus pool, as the Compensation/Succession Committee determined that this is a newer business in which the Company is still investing substantially. For fiscal 2017 and fiscal 2016, Mr. Ulland was eligible to receive a bonus equal to 33% and 28% of the pool, respectively. For fiscal 2017 and fiscal 2016, Mr. Piguet and Mr. Gerlach each were eligible to receive a bonus equal to 22% and 18% of the pool, respectively. Each of the Company's other executive officers was eligible to receive bonuses equal to 22% of the pool in 2017 and 17% of the pool in 2016. No non-equity incentive plan compensation payments were made to the Named Executive Officers for 2017 or 2016 because the Company's EBT for the period did not exceed the amount required for payment under the plan.

        The Company did not make any grants of stock options to the Named Executive Officers during fiscal 2017 or fiscal 2016.

OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END

        There were no outstanding equity awards granted to the Named Executive Officers as of December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to the Company's Common Stock that may be issued under its 1995 Stock Incentive Plan as of December 31, 2017. The 1995 Stock Incentive Plan is the only equity compensation plan of the Company in existence as of December 31, 2017 and has been approved by the Company's shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by shareholders	18,168	$13.81	101,989
Equity compensation plans not approved by shareholders	—	—	—

Total	18,168	$13.81	101,989

EMPLOYMENT CONTRACTS; TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Company does not have any employment agreements with any members of its executive management team, but has entered into confidentiality and non-competition agreements with such persons. These agreements generally provide that the executive will not solicit any other employee of the Company to leave the Company during the executive's employment with the Company and for two years following such employment, will not compete with the Company during the executive's employment and for one year thereafter, and will protect the proprietary information of the Company during and following such executive's employment.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company's knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2017 and on written representations from the Company's directors and executive officers, other than a late Form 3 filing for Mr. Jackson, all required reports were filed on a timely basis during fiscal 2017.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. It is the judgment of the Audit Committee that RSM US LLP has and will conduct its affairs in an appropriate manner and warranted selection as the Company's independent registered public accounting firm. While it is not required to do so, the Board of Directors is submitting the selection of RSM US LLP for ratification in order to ascertain the views of the Company's shareholders on this selection. If the selection is not ratified, the Audit Committee will reconsider its selection.

        A representative of RSM US LLP is expected to be present at the Annual Meeting of Shareholders and to be afforded an opportunity to make a statement or respond to questions during the meeting.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is asking its shareholders to provide advisory approval of the compensation of the Named Executive Officers included in this Proxy Statement, as the Company has described it in the "Executive Compensation" section. This vote is advisory and is not binding on the Company or the Compensation Committee of the Board of Directors. The Company believes its executive compensation practices, including the lack of employment agreements, change-in-control agreements or perquisites, demonstrate good governance practices and align the interests of the Company's executive officers and shareholders. The Company also believes that the compensation of the Named Executive Officers as disclosed in this Proxy Statement is significantly lower than the compensation paid to similar executive officers at companies similar to IKONICS due to the Company's relative low-cost location in Duluth, Minnesota, its historical pay practices, and its focus on pay equity among the Named Executive Officers.

        The Board of Directors recommends that shareholders approve the following advisory resolution:

        RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, is hereby approved.

ADDITIONAL MATTERS

        The Annual Report of the Company for the year ended December 31, 2017, including financial statements, is being mailed with this Proxy Statement.

        Shareholder proposals intended to be presented at the 2019 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 23, 2018 for inclusion in the Proxy Statement for that meeting.

        As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,
Jon Gerlach Secretary

Dated: March 23, 2018

IKONICS CORPORATION Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.   1. Election of 01 William C. Ulland directors: 02 Marianne Bohren 03 Lockwood Carlson 04 Jeffrey D. Engbrecht 05 Ernest M. Harper Jr. 06 Gregory W. Jackson 07 Darrell B. Lee Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the selection of RSM US LLP as IKONICS Corporation’s independent registered public accounting firm for the year ending December 31, 2018. 3. Advisory vote approving the compensation of the named executive officers disclosed in the proxy statement.      For Against Abstain Against  Abstain For 4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3. Address Change? Mark box, sign, and indicate changes below:  Date , 2018 Signature(s) in Box (If there are co-owners, each must sign.) Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

IKONICS CORPORATION ANNUAL MEETING OF SHAREHOLDERS Thursday, April 26, 2018 1:00 p.m., Local Time Kitchi Gammi Club 831 E. Superior St. Duluth, Minnesota 4832 Grand Avenue Duluth, MN 55807 proxy IKONICS Corporation This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2018. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint William C. Ulland and Jon Gerlach, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

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PROXY STATEMENT
GENERAL INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADVISORY VOTE ON EXECUTIVE COMPENSATION
ADDITIONAL MATTERS